FOR IMMEDIATE RELEASE


Contact:    Robert J. Stroh, Jr.
            Chief Executive Officer
            and Chief Financial Officer
            (618) 224-9228


                SUGAR CREEK FINANCIAL CORP. ANNOUNCES OPEN MARKET
               STOCK PURCHASES TO FUND 2007 EQUITY INCENTIVE PLAN

         Trenton, Illinois -- July 16, 2008 -- Sugar Creek Financial Corp. (OTCBB: SUGR; the "Company") today announced that the Company has authorized the funding of a trust that will purchase up to 17,774 shares, or approximately 1.96%, of the Company's outstanding common stock. The shares acquired by the trust will be used to fund restricted stock awards under the Company's 2007 Equity Incentive Plan, which was approved by stockholders at the Company's annual meeting held on November 19, 2007. Purchases will be made in the open market from time to time at the discretion of the independent trustee of the trust.

         Sugar Creek Financial Corp. is the parent company of Tempo Bank (the "Bank"). Tempo Bank is headquartered in Trenton, Illinois and also operates a full-service branch office in Breese, Illinois. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of consumers and businesses within its market area.